Exhibit 99.1

AYRO, Inc. and Gallery Carts Launch All-Electric Mobile Food Solution for Point-of-Demand Hospitality Markets

AUSTIN, TX – July 9, 2020 — AYRO, Inc. (NASDAQ: AYRO), a manufacturer of light-duty, emissions-free electric vehicles, today announced a collaborative engineering partnership with Gallery Carts, a leading provider of food and beverage kiosks, carts, and mobile storefront solutions. Joint development efforts have led to the launch of the parties’ first all-electric configurable mobile hospitality vehicle for “on-the-go” venues across the United States. This innovative solution permits food, beverage and merchandising operators to bring goods directly to consumers.

The configurable Powered Vendor Box, in the rear of the vehicle, features long-life Lithium batteries that power the preconfigured hot/cold beverage and food equipment and is directly integrated with the Club Car 411. The canopy doors, as well as the full vehicle, can be customized with end user logos and graphics to enhance the brand experience. Gallery, with 40 years of experience delivering custom food kiosk solutions, has expanded into mobile electric vehicles as customers increasingly want food, beverages and merchandise delivered to where they are gathering. For example, a recent study conducted by Technomic found that a large majority of students, 77%, desired alternative mobile and to-go food options on campus.

Gallery, a premier distributor of Club Car 411 low speed electric vehicles manufactured by AYRO, has a diverse clientele throughout mobile food, beverage and merchandise distribution markets, for key customer applications such as university, corporate and government campuses, major league and amateur-level stadiums and arenas, resorts, airports and event centers. In addition to finding innovative and safe ways to deliver food and beverages to their patrons, reducing and ultimately eliminating their carbon footprint is a top priority for many of these customers.

The AYRO/Gallery mobile “on-the-go” vehicles are well suited for bringing food, beverages and merchandise to the point of demand. COVID-19 has only amplified the need to bring food and beverages to students and faculty, patrons/fans and employees where and when needed in order to avoid large assemblies such as cafeterias. The Lithium-Powered Vendor Box supports mobile power for a range of on-board kitchen items and hot and cold storage/dispensing ensuring food and beverage items are safely stored, transported and delivered to consumers. Mobile “on-the-go” vehicles are available in a variety of standard, ready-made and configurable solutions, including the Toast and Roast, The Perk and Ride, the Bun on The Run, and more.

Rod Keller, Chief Executive Officer of AYRO, Inc., commented, “We are excited to partner with Gallery to co-design and supply exceptional purpose-built vehicles for food-service customers, from delivery to mobility. The Gallery team has been a highly innovative and successful group, supplying creative solutions to great hospitality venues and retailers for more than forty years, and we look forward to being part of their vision.”

“Our clients are constantly looking for ways to bring food to students and fans at point-of-demand. Consumers don’t want to come to you. They want you to bring food and retail products to them. For this reason, AYRO is a great strategic partner for Gallery, bringing highly engineered EV food solutions to college campuses, stadiums and arenas,” said Dan Gallery, President of Gallery Carts. “We look forward to rolling out this product line and developing our next innovation with AYRO as we continue to fulfill our mission of helping customers mobilize their brands in a way that is both efficient and attractive.”

About Gallery Carts

For the last 40 years, Gallery has been the leading manufacturer of custom and standard mobile, modular merchandising carts and kiosks. Formally known as Carts of Colorado, Gallery innovations and products are used in venues across the world from major NFL stadiums to conference centers, airports and malls. Gallery is a family-owned and operated business that continues to innovate and lead in the 21st century. For more information, visit Gallery online at www.gallerycarts.com and follow Facebook.com/GalleryCarts, @GalleryCarts on Twitter, or on LinkedIn at Gallery Carts.

About AYRO

Texas-based AYRO, Inc., designs and delivers compact, emissions-free electric fleet solutions for use within urban and short-haul markets. Capable of accommodating a broad range of commercial requirements, AYRO’s vehicles are the emerging leaders of safe, affordable, efficient and sustainable logistical transportation. AYRO was founded in 2017 by entrepreneurs, investors, and executives with a passion to create sustainable urban electric vehicle solutions for Campus Management, Last Mile & Urban Delivery and Closed Campus Transport. For more information, visit: www.ayro.com.

Forward-Looking Statements:

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and none of AYRO nor its affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would” and other similar expressions are intended to identify these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the geographic, social and economic impact of COVID-19 on AYRO’s ability to conduct its business and raise capital in the future when needed; AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; the market for AYRO’s products is developing and may not develop as expected; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; AYRO relies on and intends to continue to rely on a single third-party supplier for the sub-assemblies in semi-knocked-down for all of its vehicles; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm AYRO’s business; AYRO will be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. A discussion of these and other factors with respect to AYRO is set forth in the registration statement on Form S-4 filed by AYRO on February 14, 2020, as amended. Forward-looking statements speak only as of the date they are made and AYRO disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Darrow Associates

Jordan Darrow

512-551-9296

jdarrow@darrowir.com

Darrow Associates

Peter Seltzberg

516-419-9915

pseltzberg@darrowir.com